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                                                                  EXHIBIT 10.20

                        J ENGINE SOURCE LICENSE AGREEMENT


1.       INTRODUCTION

This is an Agreement between Iverson Software Inc. ("ISI"), 33 Major Street, Toronto, Ontario, Canada M5S 2K9, and Adaytum Software, Inc. ("ASI), 2051 Killebrew Drive, Suite 400, Bloomington, Minnesota, USA 55425 under which ISI licenses its J Engine Source (as defined below) to ASI under the terms and conditions stated below.

2.       DEFINITIONS

As used in this Agreement, the following definitions shall apply:

2.1      "Agreement" shall mean this Agreement between ISI and ASI.

2.2 "ASI Improvements" shall mean any and all updates, enhancements, improvements, bug fixes, error corrections, modifications and any other changes to the JSRC Materials or JBINs that are created or developed by Authorized Users under this Agreement.

2.3 "Authorized User" shall mean an employee of ASI or of any of its wholly or majority owned subsidiaries and affiliates within the Adaytum family, or a consultant working for ASI, who is authorized by ASI to use the JSRC Materials.

2.4 "Confidential Information" shall mean any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing party. Confidential Information shall not include information (a) already lawfully known to the receiving party, (b) disclosed in published materials, (c) generally known to the public or (d) lawfully obtained from any third party.

2.5      "Effective Date" shall mean August 5, 1999.

2.6 "J Engine Binary" (JBIN) shall mean an executable binary file created from the JSRC Materials or from the JSRC Materials as modified by Authorized Users.

2.7 "J Engine Source" (JSRC) shall mean the C source files necessary to create a JBIN equivalent to the J.DLL file that is part of ISI J 4.04c release. The JSRC also includes the then corresponding test suite of J scripts used to validate a JBIN.

2.8      "JSRC License" shall mean the license under Section 3 below.

2.9      "JSRC Materials" shall mean the JSRC and all JSRC Updates.

2.10 "JSRC Update" shall mean a new version of the JSRC that corresponds to a new J.DLL that is part of a new, general ISI release.

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2.11     "JSRC Update Fee" shall mean the yearly fee payable by ASI to ISI to obtain JSRC Updates.

2.12 "License Fee" shall mean the fee for the JSRC License paid by ASI to ISI.

2.13 "Year 2000 Compliant" shall mean, with respect to the JSRC Materials, that: (i) no value for a current date will cause any interruption in operation;
(ii) date-based functionality must behave consistently for dates prior to, during and after the year 2000; (iii) in all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules; and (iv) the year 2000 and all subsequent leap years must be recognized as leap years.

3.       GRANT OF LICENSE

3.1 ISI hereby grants to ASI, and ASI hereby accepts, the following license rights:

         (i) a non-exclusive, non-transferable, perpetual, fully paid-up, and world-wide license to use the JSRC Materials subject to the terms and provisions of this Agreement;

         (ii) a non-exclusive, non-transferable, perpetual, fully paid-up, and world-wide license under any patents or patent applications owned or licensed by ISI at any time to the extent necessary to exercise any right or license under this Agreement; and

         (iii) the right to make additional copies of the JSRC Materials to the extent necessary for use by Authorized Users. ASI shall reproduce and include copyright or trade secret notices on any copies in the same text as stated in the copies provided to ASI.

4.       AUTHORIZED USERS

4.1 ASI will require an Authorized User to sign a non-disclosure agreement that protects the rights of ISI as outlined in this agreement before allowing access to the JSRC Materials. A copy of the signed non-disclosure agreement will be provided promptly to ISI.

4.2 ASI will require an Authorized User who has their authorization removed to sign a statement that they no longer have any access to the JSRC Materials. A copy of this signed statement will be provided promptly to ISI.

5.       ACKNOWLEDGMENT OF OWNERSHIP RIGHTS

5.1 ASI acknowledges that it obtains no ownership rights in the JSRC Materials under the terms of this Agreement. All rights in the JSRC Materials including but not limited to Confidential Information, trade secrets, trademarks, service marks, patents, and copyrights are,


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shall be and will remain the property of ISI. All copies of the JSRC Materials delivered to ASI or made by ASI remain the property of ISI.

5.2 ASI acknowledges that the JSRC Materials is proprietary to ISI and has been developed as Confidential Information and as a trade secret and agrees that it will hold and use the JSRC Materials in the same manner as it deals with its own proprietary information and trade secrets and that it will not divulge nor permit its employees or any other parties to divulge any information with respect to the JSRC Materials. If ASI or any of its representatives attempt to use or divulge the JSRC Materials in a manner contrary to the terms hereof, ISI shall have the right, in addition to other remedies, to injunctive relief, enjoining such acts including further use of the JSRC Materials by ASI.

5.3 ASI may not alter any proprietary markings on the JSRC Materials, including copyright, trademark, trade secret, and patent legends.

5.4      ISI acknowledges and agrees that:

         (i) ASI intends to use the JSRC Materials to create JBINs which will be incorporated into ASI products; and

         (ii) ASI shall own and retain all rights, title and interest in and to all ASI Improvements (including without limitation ASI's Confidential Information, trade secrets, mask works, trademark, service marks and all other intellectual property rights in any jurisdiction in the world).

6.       RESTRICTIONS ON USE

6.1 The JSRC Materials may only be used by Authorized Users to create and support JBINs that will be used only by ASI products (including ASI products embedded in products of other companies).

6.2 A JBIN may be distributed any way ASI chooses with the following exception: it must not be distributed as part of a J programming development environment that is similar to, or competes with, the J development products then being distributed by ISI.

7.       DELIVERY OF THE JSRC

7.1 Within three (3) weeks of the Effective Date, ISI shall furnish to ASI one copy of the JSRC.

8.       INSTALLATION

8.1 Installation of the JSRC Materials on a computer shall be ASI's responsibility.


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9.       PAYMENT OF LICENSE FEE


9.1 In consideration of the license granted under this Agreement, ASI shall pay to ISI the one-time License Fee of *** USD. The License Fee is payable in two parts: the first *** is due on the Effective Date and the remaining *** is due 60 days later.


10.      JSRC UPDATE

10.1 On the Effective Date, and at each anniversary thereafter, ASI can elect, by paying a JSRC Update Fee, to license JSRC Updates for the year as they are released by ISI.


10.2 The JSRC Update Fee for each year, beginning with the Effective Date, is *** USD. If ASI elects to take the JSRC Update for a year, the fee is payable at the start of the year.


10.3 If ASI chooses to not pay a JSRC Update Fee when due, it can resume getting JSRC Updates at the next anniversary by paying the JSRC Update Fee for both the year(s) it missed and the coming year.

10.4 If ASI declines to pay the JSRC Update Fee for two consecutive years, at ISI's option, ISI may decline to offer any future JSRC Updates to ASI.

11.      WARRANTY

11.1     ISI warrants that the JSRC Materials can be used with Microsoft VC++
6.0 to build a JBIN that is equivalent to the J.DLL file that is part of corresponding ISI J release.

11.2 ISI represents and warrants to ASI that: (i) ISI possesses all rights and licenses necessary to enter into this Agreement and grant the JSRC License to ASI; (ii) the JSRC Materials and JBIN are free and clear of all liens, claims, encumbrances or demands of third parties; and (iii) all JSRC Materials and JBIN are and will be Year 2000 Compliant.

11.3 ISI DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE JSRC MATERIALS AND JBIN.

11.4 ISI WILL NOT BE LIABLE FOR LOST PROFITS, LOST OPPORTUNITIES, OR INCIDENTAL OR CONSEQUENTIAL DAMAGES UNDER ANY CIRCUMSTANCES.

11.5 ASI'S EXCLUSIVE REMEDY AGAINST ANY PARTY FOR BREACH OF THIS AGREEMENT SHALL BE CORRECTION OF ANY ERROR OR DEFECT IN THE JSRC MATERIALS AS TO WHICH ASI HAS GIVEN NOTICE.


*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.



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11.6     If any problem, operational failure or error of the JSRC Materials has resulted from any alteration of the JSRC Materials, accident, abuse, or misapplication, then this warranty shall be null and void, at ISI's option.

12.      OVERALL LIMITATION OF DAMAGES

12.1 EXCEPT WITH RESPECT TO ASI'S NON-DISCLOSURE OBLIGATIONS PURSUANT TO SECTIONS 5.1 AND 5.2 HEREOF AND ISI'S INDEMNIFICATION OBLIGATIONS PURSUANT TO
SECTION 13 HEREOF, IN NO CASE SHALL THE AGGREGATE AMOUNT OF DAMAGES PAYABLE BY EITHER PARTY TO THE OTHER FOR ANY CLAIM ARISING FROM THE JSRC .MATERIALS OR THIS AGREEMENT (INCLUDING WITHOUT LIMITATION ITS WARRANTY PROVISIONS) EXCEED THE TOTAL AMOUNT PAID BY ASI TO ISI UNDER THIS AGREEMENT.

13.      INDEMNIFICATION

13.1 ISI agrees to indemnify and hold ASI harmless against any loss, damage, expense, or cost, including reasonable attorneys' fees, arising out of any claim, demand, or suit asserting that the JSRC Materials or JBIN infringes or violates any copyright, patent, trade secret, trademark, or proprietary right existing under the laws of Canada or the United States, subject to the overall limitation of damages hereunder.

13.2 The indemnification obligation in this section shall be effective only if ASI gave prompt notice of the claim, permitted ISI to defend, and has reasonably cooperated in the defense of claim. ISI shall have no obligation to ASI to defend or satisfy any claims made against ASI that arise from the use of the JSRC Materials by ASI other than as permitted by this Agreement or from ASI Improvements.

13.3 To reduce or mitigate damages, ISI may at its expense procure the right for ASI to continue to use the JSRC Materials or replace it with a non-infringing product. If ISI supplies a non-infringing version of the JSRC materials, ASI must promptly switch to it and terminate use of prior versions.

14.      TERM AND TERMINATION

14.1 The term of this Agreement shall commence upon the Effective Date and shall continue in effect until terminated as provided for herein.

14.2 This Agreement may be terminated upon the mutual written consent of ISI and ASI.

14.3 ISI may terminate this Agreement in the event ASI (a) fails to make when due the License Fee payments; or (b) commits a material breach of any of its obligations concerning the


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protection of the intellectual property of ISI or Confidential Information, which breach is not remedied within sixty (60) days after written notice thereof by ISI to ASI.

15.      RIGHTS UPON TERMINATION

15. Upon termination of this Agreement, ASI's license to use the JSRC Materials shall terminate, and ASI shall immediately erase completely any copies of the JSRC Materials installed or recorded on any hard disk or other medium. ASI shall promptly certify to ISI in writing that it has complied with this requirement.

15.2 Upon termination of this Agreement, ASI shall pay to ISI all fees due through the effective date of such termination. Unless otherwise specified herein or otherwise agreed in writing, all fees collected or accrued prior to the date of termination shall be retained by ISI without any pro rata refund to ASI.

15.3 The termination of this Agreement shall not extinguish any rights or obligations of the parties relating to protection of Confidential Information.

16.      AUDIT

16.1 During the term of this Agreement and for a term of one year after termination, upon reasonable notice, ISI may enter the premises of ASI during normal business hours and perform reasonable audit and inspection procedures to confirm that ASI is in compliance with the terms and conditions of the Agreement, including without limitation provisions relating to use of the JSRC Materials, protection of ISI's Confidential Information or termination. ASI shall reasonably cooperate in any such inquiry. ISI may not make more than two
(2) such audits per calendar year. ASI may condition such access upon the written assurance that ISI will not use or disclose any ASI Confidential Information that would be disclosed to ISI during such audit.

17.      ASSIGNMENT

17.1 Subject to Section 17.2, either party may assign any or all of its rights granted in the Agreement as part of the sale or transfer to an acquiring entity of all or substantially all the assets of that party's business operations in which the JSRC Materials are employed or in connection with any merger, acquisition, reorganization or consolidation. Otherwise, either party may assign any or all of its rights and/or obligations under this Agreement only with the express prior written consent of the other party, and that consent may be granted or withheld in the other party's sole discretion. Any purported assignment, except as provided for in this paragraph, shall be null and void and a material breach of this Agreement.

17.2 Any permitted assignment by ASI or ISI shall be invalid unless the assignee agrees in a writing delivered to ISI or ASI, as applicable, to be bound by and perform all of the obligations and terms of this Agreement.


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18.      GENERAL PROVISIONS

18.1 APPLICABLE LAW. This Agreement shall be construed pursuant to substantive law of Ontario, Canada.

18.2 TAXES. ASI shall pay, in addition to the other amounts payable under this Agreement, the seven percent (7%) Canadian GST if required. ISI has an opinion that the GST is not applicable and it is unlikely that ASI will be required to pay it.

18.3 PUBLIC REFERENCE. ASI consents to the public disclosure of its name by ISI as a customer and/or licensee of ISI. ISI consents to the public disclosure of its name as a supplier and/or licensor of ASI and to ASI's disclosure of the nature and terms of this Agreement.

18.4 MODIFICATION. This Agreement may not be modified or amended except by a writing which is signed by authorized representatives of each of the parties.

18.5 NO WAIVER. The failure of either party to exercise any right or the waiver by either party of any breach, shall not prevent a subsequent exercise of such right or be deemed a waiver of any subsequent breach of the same or any other term of the Agreement.

18.6 NOTICE. Any notice required or permitted to be sent hereunder shall be in writing to the address of the other party as set forth on page 1 of this Agreement and shall be sent in a manner requiring a signed receipt, such as Federal Express, courier delivery, or if mailed, registered or certified mail, return receipt requested. Notice is effective upon receipt.

18.7 FORCE MAJEURE. Neither party shall be deemed in default of this Agreement to the extent that performance of their obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, shortages of materials or supplies or any other cause beyond the control of such party ("Force Majeure") provided that such party gives the other party written notice thereof promptly and, in any event, within fifteen (15) days of discovery thereof and uses its best efforts to cure the delay. In the event of such Force Majeure, the time for performance or cure shall be extended for a period equal to the duration of the Force Majeure but not in excess of three (3) months.

18.8 ENTIRE AGREEMENT. This Agreement constitutes the sole and entire agreement of the parties and supersedes any prior oral or written promises or agreements with respect to the subject matter hereof with the exception of the Sparse Array Proposal, dated October 20, 1998, and the Non-Disclosure Agreement, dated March 18, 1999 (together, the "Prior Agreements"). There are no promises, covenants or undertakings other than those expressly set forth in this Agreement and the Prior Agreements. Nothing contained in this Agreement shall be construed to release ISI from any of its obligations under the Prior Agreements.


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18.9     EQUITABLE REMEDIES. The parties recognize that money damages is not an adequate remedy for any breach or threatened breach of any obligation hereunder by ASI involving intellectual property, Confidential Information or use of the JSRC Materials beyond the scope of the license granted by this Agreement. The parties therefore agree that in addition to any other remedies available hereunder, by law or otherwise, ISI shall be entitled to an injunction against any such continued breach by ASI of such obligations.

18.10 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement (other than claims for preliminary injunctive relief or other pre-judgment remedies) shall be determined by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association. The number of arbitrators shall be three and, if feasible, include at least one arbitrator who shall possess knowledge of computer software and its distributions; however the arbitration shall proceed even if such a person is unavailable. The place of arbitration shall be Toronto, Canada.

18.11 LATE FEES, COSTS AND ATTORNEYS FEES. A late payment charge of 1.5% per month, compounded monthly, shall apply to any payment due from ASI that is in arrears for a period exceeding thirty (30) days. In any legal action or arbitration proceeding brought by either party on account of the other party's breach of this Agreement, the non-prevailing party shall be liable for all of the prevailing party's cost of litigation or arbitration, including reasonable attorneys' fees.

18.12 EXCLUSIVE JURISDICTION AND VENUE. Any cause or action arising out of or related to this Agreement, including an action to confirm or challenge an arbitration award, may only be brought in the courts of applicable jurisdiction in Ontario, Canada, and the parties hereby submit to the jurisdiction and venue of such courts.

So agreed between the parties signing below.

IVERSON SOFTWARE INC.

BY:  Eric Iverson                               PRINT:  Eric Iverson
   --------------------------------                     ------------------------
TITLE:  President
      -----------------------------
ADAYTUM SOFTWARE, INC.

BY:  Michael H. Mehr                            PRINT:  Michael H. Mehr
   --------------------------------                     ------------------------
TITLE:  VP - Finance & Admin.
      -----------------------------


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